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EXHIBIT 10.18

First Amendment to the Lease
between Testchip Technologies, Inc. as Tenant
And Research Interchange One L.P. as Landlord
for the Premises at 9300 United Drive, Suite 180, Austin, Texas

        Research Interchange One L. P. as Landlord and Testchip Technologies, Inc. as Tenant mutually agree to the following modifications to the Lease for the Premises at 9300 United Drive, Suite 180, Austin, Texas entered into on November 17, 2000:

  1.
  Notwithstanding anything in the Lease to the contrary, the Commencement Date of the Lease shall be March 16, 2001 and the Base Rental and Additional Rental shall commence on March 16, 2001.

  2.
  Any and all expenses generated by or through the Waddill Group architecture firm shall be capped at $68,228.40 for the purpose of reimbursement through the Allowance provided in Exhibit G, paragraph 3 of the Lease. Any and all expenses relating to the wiring of the Tenant supplied power poles shall be capped at $2,000.00 for the purpose of reimbursement through the Allowance provided in Exhibit G, paragraph 3 of the Lease. Any excess expense over $68,228.40 for the Waddill Group or $2,000.00 for the wiring of Tenant's power poles shall be paid directly by Tenant and not included in the minimum $150,000 of Excess (Tenant's Costs over the Allowance) required under Exhibit G, paragraph 3.

        All other terms in the Lease shall remain the same and in full force and effect.

Tenant		Landlord
Testchip Technologies, Inc.		Research Interchange One, L.P.
By:	/s/ Mark Harward	By:	/s/ Brian F. Gaston
Name:	Mark Harward	Name:	Brian F. Gaston
Title:	President and CEO	Title:	President of the General Partner
Date:	March 28, 2001	Date:	March 28, 2001

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  EXHIBIT 10.18
First Amendment to the Lease between Testchip Technologies, Inc. as Tenant And Research Interchange One L.P. as Landlord for the Premises at 9300 United Drive, Suite 180, Austin, Texas